                                                                    Exhibit 99.9

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         On April 10, 1998, BANC ONE CORPORATION ("BANC ONE"), First Chicago NBD ("FCN") and Hornet Reorganization Corporation ("Newco") entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which BANC ONE and FCN will be merged seriatim with and into Newco as the surviving corporation in each case (such mergers together, the "Merger"). Common shareholders of FCN will receive 1.62 shares of Newco common stock for each share of FCN and common shareholders of BANC ONE will receive one share of Newco common stock for each share of BANC ONE. The Merger will be accounted for as a pooling of interests and pending regulatory and shareholder approval is expected to be completed during the fourth quarter of 1998.

         The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact on the historical financial position and results of operations of BANC ONE of the Merger under the "pooling of interests" method of accounting. The unaudited pro forma condensed combined financial information combines the historical financial information of BANC ONE and FCN for the three month periods ended March 31, 1998 and 1997, respectively.

         The pro forma condensed combined financial information for each of the three months ended March 31, 1998 is based on and derived from, and should be read in conjunction with, (a) the historical consolidated financial statements and the related notes thereto of BANC ONE, which are incorporated by reference herein, and (b) the historical consolidated financial statements and the related notes thereto of FCN, which are incorporated by reference herein.

         The pro forma financial information does not give effect to BANC ONE's pending acquisition of First Commerce Corporation as the acquisition is not material to BANC ONE.

BANC ONE CORPORATION & SUBSIDIARIES
(CONSOLIDATED) PRO FORMA CONDENSED COMBINED BALANCE SHEET AS
OF MARCH 31, 1998 (UNAUDITED)
(IN MILLIONS)

The following unaudited pro forma condensed combined balance sheet as of March 31, 1998 is presented to show the impact on BANC ONE's historical financial condition of the proposed Merger with FCN. The Merger has been reflected under the "pooling of interests" method of accounting.


                                                                                           PROFORMA
                                                 BANC ONE        FCN       ADJUSTMENTS     COMBINED
                                                ---------     ---------     ---------     ---------
ASSETS
Total cash and due from banks                   $   6,880     $   7,907                   $  14,787
Short-term investments                              1,275        12,898                      14,173
Trading assets                                      1,397         3,841                       5,238
Investment securities                              17,500        11,594                      29,094
Loans and leases (net of unearned income and
          allowance for credit losses)             81,035        68,182                     149,217
Other assets                                        8,234        10,382                      18,616
                                                ---------     ---------     ---------     ---------
Total assets                                    $ 116,321     $ 114,804                   $ 231,125
                                                =========     =========     =========     =========


LIABILITIES
Deposits:
    Non-interest bearing                        $  18,880     $  20,007                   $  38,887
    Interest bearing                               59,036        48,163                     107,199
                                                ---------     ---------     ---------     ---------
Total deposits                                     77,916        68,170                     146,086

Short-term borrowings                              12,885        20,634                      33,519
Long-term borrowings                               11,591        10,294                      21,885
Other liabilities                                   3,463         7,700     $     837        12,000
                                                ---------     ---------     ---------     ---------
TOTAL LIABILITIES                                 105,855       106,798           837       213,490
                                                ---------     ---------     ---------     ---------


STOCKHOLDERS' EQUITY

Preferred stock                                       100           190                         290
Common stock                                        3,237           320         2,006         5,563
Capital in excess of aggregrate stated value        6,690         1,960        (4,108)        4,542
Retained earnings                                     510         7,699          (837)        7,372
Other shareholders' equity                            124           (61)                         63
Less: Treasury stock                                 (195)       (2,102)        2,102          (195)
                                                ---------     ---------     ---------     ---------

Total stockholders' equity                         10,466         8,006          (837)       17,635
                                                ---------     ---------     ---------     ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 116,321     $ 114,804     $       0     $ 231,125
                                                =========     =========     =========     =========


See accompanying notes to the pro forma financial information.

BANC ONE CORPORATION & SUBSIDIARIES (CONSOLIDATED)
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) (IN
MILLIONS, EXCEPT PER SHARE DATA)

The following unaudited pro forma condensed combined statements of income are presented to show the impact on BANC ONE's historical results of operations of the proposed Merger with FCN. Such statements assume that the companies had been combined for each period presented.



                                                                                         PROFORMA
                                                         BANC ONE           FCN          COMBINED
                                                       ------------    ------------    ------------
INTEREST INCOME
Loans and leases                                             $2,028          $1,460          $3,488
Securities, including trading                                   263             214             477
Other interest income                                            10             190             200
                                                       ------------    ------------    ------------
Total                                                         2,301           1,864           4,165

INTEREST EXPENSE
Deposits                                                        630             558           1,188
Borrowings                                                      350             445             795
                                                       ------------    ------------    ------------
Total                                                           980           1,003           1,983

NET INTEREST INCOME                                           1,321             861           2,182
Provision for credit losses                                     203             179             382
                                                       ------------    ------------    ------------
Net interest income after provision for credit loss           1,118             682           1,800

NONINTEREST INCOME
Credit card revenue                                             492             234             726
Deposit fees                                                    184             108             292
Other noninterest income                                        461             397             858
                                                       ------------    ------------    ------------
Total                                                         1,137             739           1,876

NONINTEREST EXPENSE
Salaries and employee benefits                                  634             440           1,074
Other operating expense                                         859             408           1,267
                                                       ------------    ------------    ------------
Total                                                         1,493             848           2,341

INCOME BEFORE INCOME TAXES                                      762             573           1,335
Income taxes                                                    244             190             434
                                                       ------------    ------------    ------------

NET INCOME                                                     $518            $383            $901
                                                       ============    ============    ============

NET INCOME PER COMMON SHARE
Basic                                                         $0.80           $1.32           $0.81
Diluted                                                        0.79            1.30            0.79

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic                                                         643.1           288.1         1,109.9
Diluted                                                       655.5           293.0         1,130.2


See accompanying notes to the pro forma financial information.

BANC ONE CORPORATION & SUBSIDIARIES (CONSOLIDATED)
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE DATA)




                                                                                            PROFORMA
                                                           BANC ONE          FCN            COMBINED
                                                         ------------    ------------    ------------
INTEREST INCOME
Loans and leases                                               $2,014          $1,401          $3,415
Securities, including trading                                     299             172             471
Other interest income                                              11             161             172
                                                         ------------    ------------    ------------
Total                                                           2,324           1,734           4,058

INTEREST EXPENSE
Deposits                                                          623             499           1,122
Borrowings                                                        343             359             702
                                                         ------------    ------------    ------------
Total                                                             966             858           1,824

NET INTEREST INCOME                                             1,358             876           2,234
Provision for credit  losses                                      272             187             459
                                                         ------------    ------------    ------------
Net interest income after provision for credit losses           1,086             689           1,775

NONINTEREST INCOME
Credit card revenue                                               288             234             522
Deposit fees                                                      166             109             275
Other noninterest income                                          353             336             689
                                                         ------------    ------------    ------------
Total                                                             807             679           1,486

NONINTEREST EXPENSE
Salaries and employee benefits                                    568             425             993
Other operating expense                                           741             375           1,116
                                                         ------------    ------------    ------------
Total                                                           1,309             800           2,109

INCOME BEFORE INCOME TAXES                                        584             568           1,152
Income taxes                                                      202             188             390
                                                         ------------    ------------    ------------

NET INCOME                                                       $382            $380            $762
                                                         ============    ============    ============

NET INCOME PER COMMON SHARE
Basic                                                           $0.60           $1.19           $0.66
Diluted                                                          0.58            1.17            0.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic                                                           622.6           312.1         1,128.2
Diluted                                                         655.6           320.8         1,175.3


See accompanying notes to the pro forma financial information.

                              BANC ONE CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION


NOTE 1.  BASIS OF PRESENTATION

         The pro forma condensed combined financial information reflects the Merger using the pooling of interests method of accounting. The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated in the fourth quarter of 1998, subject to shareholder and regulatory approval.

         Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations.

NOTE 2.   ACCOUNTING POLICIES

         The accounting policies of both companies are in the process of being reviewed. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of such adjustments have not been determined and are not expected to be significant.

NOTE 3.   MERGER-RELATED EFFECTS

         Management estimates that the restructuring charge for costs related to or resulting from the Merger will be approximately $1.25 billion. The pro forma condensed combined income statement does not reflect the impact of this charge due to its nonrecurring nature.

         The pro forma condensed combined financial information does not reflect any benefit from potential cost savings and revenue enhancements in connection with the Merger.

NOTE 4.  PRO FORMA ADJUSTMENTS

         The following pro forma adjustments have been reflected in the pro forma condensed combined financial information:

         a) Common stock and capital in excess of aggregate stated value were adjusted by $2,006 million to reflect the Merger accounted for as a pooling of interests through the exchange of 465.2 million shares of BANC ONE common stock for 287.2 million shares of FCN common stock using an exchange rate of 1.62.

         b) Treasury stock and capital in excess of aggregate stated value were adjusted by $2,102 million to reflect the retirement of FCN treasury stock.

         c) Other liabilities and retained earnings were adjusted by $1.25 billion to reflect the recording of the merger-related charge.

         d) Other liabilities and retained earnings were adjusted by $413 million to reflect the tax benefit associated with the merger related charge.

NOTE 5.   ADDITIONAL TRANSACTION

         The pro forma condensed combined financial information does not give effect to BANC ONE's pending acquisition of First Commerce Corporation as the acquisition is not material to BANC ONE.